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                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, DC  20549

                                     __________

                                      Form 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 18, 1998


                                LIBERTY HOMES, INC.
________________________________________________________________________________
               (Exact name of registrant as specified in its charter)


     INDIANA                         0-5555                     35-1174256
________________________________________________________________________________
(State or other jurisdiction       (Commission              (IRS Employer
of incorporation)                   File Number              Identification No.)


1101 EISENHOWER DRIVE, NORTH, GOSHEN IN                          46526
PO BOX 35, GOSHEN IN                                             46527-0035
________________________________________________________________________________
(Address of principal executive offices)                         (ZIP Code)


Registrant's telephone number, including area code: (219) 533-0431

________________________________________________________________________________
           (former name or former address, if changed since last report)



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Item 5.   OTHER EVENTS.  A press release was issued on February 18, 1998 concerning an amendment to the Registrant's Stock Repurchase Program and subsequent action taken under that program. A copy of the release is attached.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        LIBERTY HOMES, INC.
                                        By:  /s/ Marc A. Dosmann
                                             ----------------------
                                             Marc A. Dosmann
                                        Its: Vice President - Chief
                                             Financial Officer

Date: February 24, 1998




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                              LIBERTY HOMES, INC. ANNOUNCES
                            STOCK REPURCHASE PROGRAM ACTIVITY

FOR IMMEDIATE RELEASE; LIBERTY HOMES, INC. INCREASES COMMON STOCK
REPURCHASE PROGRAM; Goshen, Indiana, February 17, 1998

Liberty Homes, Inc. (NASDAQ symbols LIBHA & LIBHB) announced today that its Board of Directors approved an increase in the amount of shares the Company is authorized to repurchase under the Stock Repurchase Program that began in November, 1994. Previously, the Board had approved a Class A share repurchase limit of 600,000 shares. The new approval raises the limit to 700,000 shares. Purchases will be made on the open market from time to time or in negotiated transactions at Management's discretion.

Liberty Homes, headquartered in Goshen, Indiana, designs, manufactures and sells a broad line of single- and multi-section manufactured homes to numerous independent dealers throughout the United States. The Company currently operates manufacturing plants in Indiana, Kansas, Wisconsin, Pennsylvania, Oregon, Florida, North Carolina and Alabama.

For confirmation, please call Marc Dosmann at (219) 533-0431.